                                                                      EX-99.p.17

                  PERSONAL TRADING; TIMELY REPORTING OF TRADES

Personal Trading

     Numeric and its  associated  persons  should not  conduct  personal or firm proprietary trading to profit from the prior or intervening  execution of Client trades  recommended  or executed by the adviser.  Numeric  generally  should not otherwise trade in securities for its own accounts  contrary to  recommendations made to Clients.

     Set forth below are Numeric's policies  regarding  personal trading.  These policies  apply to all Access  Persons.  Under the Advisers Act,  Access Persons
include  any of  Numeric's  partners,  officers,  directors  (or  other  persons occupying a similar  status or performing  similar  functions) and employees who have access to nonpublic  information  regarding  Clients' purchases or sales of securities,  is involved in making securities  recommendations to Clients or who has access to such recommendations that are nonpublic. Because Numeric's primary business is providing  investment  advice,  the  Advisers Act presumes  that all officers,  director and partners are Access  Persons.  Because of Numeric's size and the  range  of  duties  that  Employees  may  have,  all  Numeric  Employees
(including  all  long-term  (greater  than 6  months)  on-site  consultants  and interns,  who have access to Numeric Systems) are considered  "Access  Persons,"
and "Access Person" procedures, standards and restrictions that might be imposed only on a limited subset of employees in another, larger organization,  apply to all Numeric Employees and all such on-site consultants and interns.

     Employees have a fiduciary  responsibility to put Clients'  interests ahead of the  interest of their own  accounts.  Accordingly,  this  requires  that any trades which  Employees  undertake for their own account,  or for the account of any  non-Numeric  Client,  must be done so as not to  disadvantage  any  Numeric
Client and not to  interfere  with Client  portfolios  in any way.  Any Employee trading  activity  should be entirely  segregated from and have no impact on the investment process Numeric performs for Clients.  Actual or perceived  conflicts of  interest  and  front-running  should  not take  place and  personal  trading activity should be kept to a minimum.  Certain prohibitions on personal trading, however,  do not apply to any directors of Numeric who are not also employees of
Numeric (the "Outside Directors"),  as the Outside Directors are not involved in the  investment  decisions  made by  Numeric  for  Clients  or in the day to day affairs of Numeric. The current Outside Directors are P. Andrews McLane, Michael
Wilson and Peter  Carman.  The  provisions  of this  Section I which do apply to
Outside Directors are specifically  noted.  Provisions which do not specifically reference Outside Directors do not apply to them.

     For the purposes of this chapter,  except as specified to the  contrary,  a
"security" does not include shares of open end mutual funds (but only so long as
Numeric  has  no  open-end  funds  as  Clients),   money  market  funds,  direct
obligations  of  the  United  States  government,   bankers  acceptances,   bank
certificates  of deposit,  commercial  paper and high  quality  short-term  debt instruments, including repurchase agreements. Note that the term "security" does
include  all  securities  other  than  those  enumerated   above,   specifically
including,  partnerships and other entities formed for the purpose of purchasing real estate or securities for investment  and other pooled  investment  vehicles
(including  hedge  funds,  venture  funds and the like)  exchange  traded  funds
(including ishares), obligations of any state or local government and closed end mutual funds.

     Numeric actively  discourages personal trading of securities or derivatives by Employees.  Personal  trading exposes Numeric and its Employees to additional risks  for  which  there  exists  no  compensation.  It  also  might  provide  a distraction  from  managing  Client  assets.  For these  reasons,  Employees are encouraged to minimize the amount of trading of securities  or  derivatives  for their personal  accounts  including  Covered Accounts (i.e.  securities  trading accounts in which the Employee has any direct or indirect  beneficial  ownership interest) defined as those:

o    of  immediate  family  members  sharing the same  household  including  the following persons: spouse, child, stepchild,  parent, stepparent,  sibling,
     mother-in-law,   father-in-law,   daughter-in-law,   son-in-law,   adoptive
     relationships,  and  any  other  relationship  which  Numeric's  Compliance
     Officer  determines  could lead to the  possible  conflicts  of interest or appearances of impropriety which this policy is intended to prevent; or

o    where the  Employee  exercises  any degree of  control  or has an  economic interest including but not limited to: trusts,  estates,  investment clubs, charitable  organizations,  or any other  account  if acting as  authorized agent or portfolio manager.

The following rules of conduct related to personal investing activities apply:

o    An Employee shall not take advantage of business and Client  information in the Employee's private affairs.

o    An Employee  shall  avoid  becoming  so closely  involved  with a Client or
     supplier    of   Numeric    privately,    that   there   is   a   risk   of
     price-sensitive/insider  information being communicated or of inappropriate mixing of business and private interests.

o    An  Employee  may  not  execute  a  securities   transaction  (including  a
     transaction  in open end mutual  funds)  further to or in  anticipation  of orders on behalf of Accounts and/or Clients.

o    After  placing  an  order  for  a  securities   transaction   (including  a
     transaction in open end mutual funds) or the execution of such an order, an
     Employee  may not place an order for a securities  transaction  that is the reverse of such a securities  transaction  in respect of  securities of the same company or in respect of securities relating to that company within 24 hours and the subsequent five trading days.

o    An  Employee  may not sell,  assign or  otherwise  trade in any stock for a period of 60 calendar days following the receipt of a stock option for such stock by the Employee,  and for a period of 60 days  following the exercise of such stock option.

o    An  Employee  may not profit from a  securities  transaction  (including  a transaction  in  open  end  mutual  funds  that  invest  in  equities,  but specifically  not  including  mutual funds that invest only in cash or near cash  instruments  and/or  debt  securities)  that is the reverse of such a
     securities   transaction  in  respect  of  the  same  type  of  securities, securities  of the same  company or  securities  relating to that  company, within 60 calendar days.

o    Employees  shall avoid any  inappropriate  mixing of  business  and private interests or reasonably foreseeable appearance thereof.

     Any  profits  realized by an Employee  in  contravention  of the  foregoing principles,  will be required to be disgorged.  Numeric's Compliance Officer may make an exception to this requirement for severe and extenuating  circumstances.
As a general  rule,  profits  disgorged by Employees as provided  above shall be credited to Clients and  Accounts to the extent that such  Clients and  Accounts were affected by the improper  activity,  provided,  however,  that in the event that Numeric in its discretion  determines  that the amount  disgorged  would be immaterial from the perspective of an individual investor to whom such disgorged profits would be credited,  Numeric may opt to donate such disgorged  profits to charity.

     Employees have to seek prior approval from Numeric's  Compliance Officer to execute personal security transactions.  The Employee is prohibited from trading the security until Numeric's Compliance Officer gives explicit  authorization in writing.  The  Employee  should  send the  specifics  of the  proposed  trade to
Numeric's  Compliance Officer by email.  Numeric's Compliance Officer will check current and intended  trading of the portfolio  management  staff prior to trade authorization.

     Approval for  purchases or short sales of  securities  (other than ETFs) or derivatives will generally not be granted, even if the security or derivative is not held in  Clients'  accounts  and the  security  or  derivative  is not being contemplated for purchase or sale for Clients' accounts.

     In order to preclude  any  possibility  of Employees  profiting  from their position at Numeric,  no approval will be given for acquiring any  securities in an initial public offering or a private placement. Exceptions to this policy may be granted if securities  are offered  directly to the investing  public without the use of an intermediary or underwriter, and the Employee purchases the shares in the offering  directly from the issuing  company.  In this case, the acquired securities may not be sold within six months.  Outside Directors may participate in initial public offerings and private placements.

     Approval for liquidations of existing  positions will generally be granted, provided that the security or derivative is not being  contemplated for purchase or sale for Clients' accounts in the next five business days.

     For  rights  allocated  to an  Employee  in a rights  issue,  approval  for liquidation will generally be granted. If a sale of these rights is contemplated for Clients'  accounts,  the Employee's  rights will have to be sold at the last available trading day for the rights.

     The Compliance  Officer will respond to the Employee  request via email. If approval  to execute a  personal  security  transaction  has been  granted,  the
Employee  may trade  the  security  as long as the  Trading  Procedure  below is adhered to.

Trading Procedure

     The Employee  should execute any authorized  trade on the same business day as such authorization or the next business day after authorization was granted.

     Employees who have any doubt about the  reporting,  timing,  feasibility or any other element of a personal  securities  transaction must seek clarification from the  Compliance  Officer  before  executing  the trade,  even  after  being authorized.  Any uncertainty  about the rules and regulations  will require that the individual shall not execute the trade. Misinterpretation of the rules is no excuse for mistakenly executing a trade.

     If the portfolio  management  staff decides to trade in the security within the subsequent five trading days after the day the security was initially traded by the Employee,  the Compliance Officer will require the Employee to (1) assign the trade  executed  earlier and disgorge any profit in the trade to the related
Clients'  accounts or (2) give up the profits from that trade to Numeric,  to be contributed to a charitable organization of Numeric's choosing.

Reporting

     Employees  must  provide  a  list  of  their  securities  holdings  to  the
Compliance Officer within ten 10 days of becoming Access Persons current as of a date no more than 45 days prior to the date the Employee became access persons.

     Employees  must  provide  written  confirmation  of  all  trades  or  other acquisitions  or  dispositions  of  securities to Numeric's  Compliance  Officer without delay.  Employees are also required to report transactions in securities issued by non-publicly traded companies and private funds.

     Employees  must  provide  Numeric's   Compliance   Officer  with  quarterly
summaries  showing all trades of securities  executed (and any related corporate actions affecting an Employee's  holdings) during the preceding quarter,  within ten  calendar  days of the end of the  preceding  quarter.  A copy of  Numeric's current form for these reports is attached to this Manual as Exhibit A.

     Employees  must  provide the  Compliance  Officer  with a statement  of all securities  holdings for all Covered  Accounts at the commencement of employment at Numeric  (within ten 10 days of becoming  Access Persons current as of a date no more than 45 days  prior),  and as of  December  31st every  year  thereafter
(current as of a date no more than 45 days prior).  A copy of Numeric's  current form for these reports is attached to this Manual as Exhibit B.

     In addition,  Employees  must certify  within  thirty 30 days of the end of each  calendar  quarter  that  all  trades  made by the  Employee  or any  other transactions  in any  securities  were  disclosed  to  Numeric  and were made in conformance with all procedures as specified in this Manual. For convenience, it is recommended that each Employee instruct each broker,  bank or other financial institution in which the Employee has a covered  account to provide Numeric with
duplicates  of  all  trade   confirmations  and  all  account  statements  on  a
monthly/quarterly basis.